SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On March 22, 2007, the Board of Directors of ArQule, Inc. (the “Registrant”) approved an amendment and restatement of the Registrant’s Amended and Restated By-laws, which became effective immediately upon adoption. The primary purpose of the amendment was to update the by-laws to reflect changes to the Delaware General Corporation Law (“DGCL”) relating to the voting list provisions to provide that the list of all stockholders entitled to vote at an election of directors may be made available either on a reasonably accessible electronic network, or during normal business hours at the Company’s principal place of business in accordance with DGCL Section 219.

Prior to the amendment the by-laws called for the Registrant to provide the voting list either at a place within the city where such meeting was to be held, as specified in the notice of the meeting, or if not so specified, at the place where the meeting was to be held.

The description of the amendment and the provisions of the Amended and Restated By-Laws set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated By-Laws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

3.1           Amended and Restated By-laws of ArQule, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
Executive Vice President, Chief Business
Officer, General Counsel and Secretary

March 23, 2007